                                                                     Exhibit 2.1

                            SHARE EXCHANGE AGREEMENT

         THIS SHARE EXCHANGE AGREEMENT, dated as of the 30th day of June, 2003 (the "Agreement"), is by and among New York Film Works, Inc., a New York corporation (the "Acquirer"), Michael Cohen and Stephen Cohen (each an "Acquirer Shareholder and collectively the "Acquirer Shareholders"), and shareholders of Bladon Studios Limited, a company organized under the laws of England and Wales ("Target") listed in Schedule 1.1 of this Agreement (the "Target Shareholders").

                              W I T N E S S E T H:

         WHEREAS, Target Shareholders own 100% of the capital stock of Target, in the denominations as set forth opposite their respective names on Schedule
1.1 to this Agreement which shares constitute all of the issued and outstanding shares of capital stock of Target (the "Target Shares");

         WHEREAS, Acquirer desires to acquire from Target Shareholders, and Target Shareholders desire to sell to Acquirer, all of Target Shares in exchange for the issuance by Acquirer of warrants ("Warrants") to acquire for $100.00 an aggregate of 940,909,091 shares (the "Acquirer Shares"), being equal to eighty-nine percent (89%) of the issued and outstanding shares of Acquirer's common stock, par value $0.001 per share (the "Acquirer Common Stock"), on the terms and conditions set forth below; and

         WHEREAS, Acquirer Shareholders are the principal shareholders of Acquirer and will benefit from the transactions contemplated herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                               EXCHANGE OF SHARES

         1.1 Exchange of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined):

              (a) Acquirer shall issue and deliver to each Target Shareholder Warrants, in the form annexed hereto as Exhibit "A" and incorporated herein by reference, to purchase the Acquirer Shares set forth opposite such Target Shareholder's name set forth on Schedule 1.1 hereto, and

              (b) each Target Shareholder agrees to deliver to Acquirer, the Target Shares set forth opposite such Target Shareholder's name on Schedule 1.1 hereto along with an appropriately executed stock power endorsed in favor of Acquirer.

The exchange of Warrants and Target Shares as provided in this Section 1.1 and the other transactions contemplated by this Agreement are referred to herein as the "Exchange".

         1.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at 185 Madison Avenue, 10th Floor, New York, New York, simultaneous with the execution hereof (the "Closing Date").


         1.3 Deliveries by Acquirer and Acquirer Shareholders. At the Closing, Acquirer and Acquirer Shareholders shall deliver or cause to be delivered to Target Shareholders:

              (a) certificates representing Warrants to purchase Acquirer Shares, issued in the respective names of Target Shareholders as set forth on
Schedule 1.1;

(b) a copy of each material consent of any person necessary to the consummation of the Closing and the Exchange, including consents from parties to loans, contracts, leases or other agreements and consents from governmental agencies, whether foreign, federal, state or local;

              (c) a resolution from Acquirer's current Board of Directors appointing Roger Bailey, Michael Allen and Barrington Fludgate to Acquirer's Board of Directors;

              (d) letters of resignation from Acquirer's current officers and directors, other than Michael Cohen, to be effective upon Closing and after the appointments described in the Section 1.3(c); and

              (e) any other document reasonably requested by Target Shareholders that they deem necessary for the consummation of the Exchange.

         1.4 Deliveries by Target Shareholders. At the Closing, Target Shareholders shall deliver or cause to be delivered to Acquirer and Acquirer
Shareholders:

              (a) certificates representing Target Shares with stock powers duly endorsed in blank;

              (b) any other document reasonably requested by Acquirer and Acquirer Shareholders that they deem necessary for the consummation of the Exchange.

         1.5 Irrevocable Proxy and Voting Agreement. The parties hereby agree that Roger Bailey ("Bailey") may vote the Acquirer Common Stock owned by the Acquirer Shareholders and Gerald Cohen for the purpose of amending Acquirer's charter to permit the issuance of the Acquirer Shares upon exercise of the Warrants and such other matters as determined in Bailey's sole discretion. It is hereby expressly understood that this Section 1.5 constitutes a voting agreement under Section 620(a) of the New York Business Corporation Law. In furtherance of such voting agreement, at the Closing, each Acquirer Shareholder and Gerald Cohen shall deliver an irrevocable proxy to Bailey, in the form annexed hereto as Exhibit "B" and incorporated herein by reference, wherein Bailey shall be permitted to vote the Acquirer Common Stock as provided in this Section 1.5 and as provided in the irrevocable proxy.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF ACQUIRER

            Except as specifically set forth in the Disclosure Schedule prepared by Acquirer and delivered to Target Shareholders simultaneously with the execution hereof ("Acquirer Disclosure Schedule"), Acquirer makes the following representations and warranties. In the event of any inconsistency between statements in the body of this Agreement and statements in the Acquirer Disclosure Schedule (excluding exceptions expressly set forth in the Acquirer Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement shall control.

         2.1 Organization and Qualification; Subsidiaries. Acquirer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. Acquirer is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of Acquirer. Acquirer does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

         2.2 Authorization; Enforceability. Acquirer has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. Acquirer has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and no other corporate action on the part of Acquirer is necessary to authorize the execution and delivery by Acquirer of this Agreement or the consummation by it of the Exchange. This Agreement constitutes the valid and binding obligation of each of Acquirer and each Acquirer Shareholder, enforceable against each of Acquirer and each Acquirer Shareholder in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought. No vote of, or consent by, the holders of any class or series of capital stock or voting debt issued by Acquirer is necessary to authorize the execution and delivery by Acquirer or any Acquirer Shareholder of this Agreement or the consummation by it of the Exchange.

         2.3 No Conflicts or Defaults. The execution and delivery of this Agreement by each of Acquirer and each Acquirer Shareholder and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the certificate of incorporation or by-laws of Acquirer or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Acquirer is a party or by which Acquirer is bound, or any judgment, order or decree, or any law, rule or regulation to which Acquirer is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest upon any of the assets of Acquirer, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which Acquirer is a party or by which Acquirer's assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, Acquirer is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

         2.4 Capitalization. The authorized capital stock of Acquirer immediately prior to giving effect to the transactions contemplated hereby consists of one hundred twenty million (120,000,000) shares of Acquirer Common Stock par value $.001 per share, of which 103,500,000 shares are issued and outstanding as of the date hereof. All of the outstanding shares of Acquirer Common Stock are, and Acquirer Shares when issued in accordance with the terms hereof and the Warrants, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to Acquirer Shares, will not be issued in violation of any preemptive right of stockholders. Acquirer Shares are not subject to any preemptive or subscription right. There is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling Acquirer to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Acquirer Common Stock. Acquirer has not granted registration rights to any person.

         2.5 Financial Statements. The balance sheet (the "Acquirer Balance Sheet") as of April 30, 2003 (the "Acquirer Balance Sheet Date") and the statement of operation for the period ended April 30,

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2003 (collectively the "Acquirer Financial Statements") (i) has been prepared from, and is in accordance with, the books and records of Acquirer and (ii) fairly presents the financial position and the results of operations of Acquirer as of the times and for the periods referred to therein.

         2.6 No Undisclosed Liabilities. Except as disclosed in the Acquirer Financial Statements and for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Acquirer Balance Sheet Date pursuant to the terms of this Agreement, Acquirer has no liability or obligation of any nature, whether or not accrued, contingent or otherwise, that has, or would be reasonably likely to have, a material adverse effect on Acquirer. The reserves reflected in the Financial Statements are adequate, appropriate and reasonable and have been calculated in a consistent manner. The term "material adverse effect" in this Agreement means, with respect to any person, a material adverse effect on the business, assets, liabilities, financial condition or results of operations of such person and the ability of such person to conduct business in the manner in which such person currently conducts business.

         2.7 Absence of Certain Changes. Except as disclosed in the Acquirer Financial Statements or expressly required by this Agreement, since the Acquirer Balance Sheet Date:

              (a) no event that would result in a material adverse effect on Acquirer has occurred,

              (b) Acquirer has not (i) amended its certificate of incorporation or by-laws or similar organizational documents, (ii) excluding the issuance of
12.5 million shares of Common Stock to Gerald Cohen for forgiveness of certain indebtedness, issued, sold, transferred, pledged, disposed of or encumber any shares of any class or series of its capital stock, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock,
(iii) declared, set aside or paid any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock; (iv) split, combine or reclassify any shares of any class or series of its stock; or (v) redeemed, purchased or otherwise acquired directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

              (c) Acquirer has not sold, leased, licensed, mortgaged, pledged or encumbered any assets other than in the ordinary and usual course of business and consistent with the past practice;

              (d) Acquirer has not adopted a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Acquirer; and

              (e) neither Acquirer nor Acquirer Shareholders, have taken, or agreed to or commit to take, any action that would or is reasonably likely to result in any representation or warranty of Acquirer contained herein inaccurate in any material respect at the Closing Date, or that would materially impair the ability of the parties to consummate the Closing in accordance with the terms hereof.

         2.8 Taxes. Acquirer has filed all United States federal, state, county, local and foreign national, provincial and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the Acquirer Financial Statements of Acquirer and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by Acquirer, as the case may be, such judgments were reasonable under the circumstances) and complete in all material respects. No tax return or tax return liability of Acquirer has been audited or, presently under audit. Acquirer has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of Acquirer, threatened, against Acquirer for past due Taxes. All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of Acquirer have been paid and have been duly provided for in the Acquirer Financial Statements.

         2.9 Contracts; No Defaults. Neither Acquirer, nor, to Acquirer's knowledge, any other person or entity is in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which Acquirer is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by Acquirer or, to the knowledge of Acquirer, any other person or entity. Acquirer has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

         2.10 Compliance with Law. Acquirer is not conducting its business or affairs in violation of any applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. Acquirer has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

         2.11 Litigation. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of Acquirer, threatened, against or affecting the business of Acquirer, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of Acquirer, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof. There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of Acquirer. Acquirer has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

         2.12 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Acquirer and Acquirer Shareholders directly with Target and Target Shareholders without the intervention of any person on behalf of Acquirer or Acquirer Shareholders in such a manner as to give rise to any valid claim by any person against any Acquirer Shareholder for a finder's fee, brokerage commission or similar payment.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF TARGET SHAREHOLDERS

         Except as specifically set forth in the Disclosure Schedule prepared by Target Shareholders and delivered to Acquirer simultaneously with the execution hereof ("Target Disclosure Schedule"), Target

Shareholders make the following representations and warranties. In the event of any inconsistency between statements in the body of this Agreement and statements in the Target Disclosure Schedule (excluding exceptions expressly set forth in the Target Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement shall control.

         3.1 Organization and Qualification; Subsidiaries. Target is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. Target is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of Target. Except for Research Services International Limited, a wholly-owned subsidiary of Target, Target does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

         3.2 Enforceability. This Agreement constitutes the valid and binding obligation of each Target Shareholder, enforceable against each Target Shareholder in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought. No vote of, or consent by, the holders of any class or series of capital stock or voting debt issued by Target is necessary to authorize the execution and delivery by Target Shareholders of this Agreement or the consummation by them of the Exchange.

         3.3 No Conflicts or Defaults. The execution and delivery of this Agreement by each Target Shareholder and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the governing documents of Target, or (b) with or without the giving of notice or the passage of time,
(i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Target or any Target Shareholder is a party or by which Target or any Target Shareholder or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which Target or any Target Shareholder or any of their respective assets are subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance, or other right or adverse interest upon any of the assets of Target, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which Target is a party or by which Target or any of its assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, Target is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

         3.4 Capitalization. (a) The authorized capital stock of Target consists of 2,000,000 Ordinary Shares, par value (pound)1 per share ("Ordinary Shares"). As of the date hereof, 2,000,000 Ordinary Shares are issued and outstanding, and no Ordinary Shares are issued and held in the treasury of Target. As of the date hereof, (i) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of Target, obligating Target to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of, or other equity or debt interest in, Target or securities convertible into or exchangeable for such shares or equity interests, or obligating Target to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (ii) there are no outstanding contractual obligations of Target to repurchase, redeem or otherwise acquire any

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Ordinary Shares, or other capital stock of Target. There are no voting trusts or other agreements or understandings to which any Target Shareholder or Target is a party.

         3.5 Financial Statements. The balance sheet (the "Target Balance Sheet") as of May 31, 2003 (the "Target Balance Sheet Date") and the statement of operations for the period ended May 31, 2003 (collectively the "Target Financial Statements") (i) has been prepared from, and is in accordance with, the books and records of Target and (ii) fairly presents the financial position and the results of operations of Target as of the times and for the periods referred to therein.

         3.6 No Undisclosed Liabilities. Except (a) as disclosed in the Target Financial Statements and (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date pursuant to the terms of this Agreement, Target has no liability or obligation of any nature, whether or not accrued, contingent or otherwise, that has, or would be reasonably likely to have, a material adverse effect on Target. The reserves reflected in the Target Financial Statements are adequate, appropriate and reasonable and have been calculated in a consistent manner.

         3.7 Absence of Certain Changes. Except as disclosed in the Target Financial Statements or expressly required by this Agreement, since the Target Balance Sheet Date:

              (a) no event that would result in a material adverse effect on Target has occurred,

              (b) Target has not (i) amended its certificate of incorporation or by-laws or similar organizational documents, (ii) issued, sold, transferred, pledged, disposed of or encumber any shares of any class or series of its capital stock, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock, (iii) declared, set aside or paid any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock; (iv) split, combine or reclassify any shares of any class or series of its stock; or (v) redeemed, purchased or otherwise acquired directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

              (c) Target has not sold, leased, licensed, mortgaged, pledged or encumbered any assets other than in the ordinary and usual course of business and consistent with the past practice; (d) Target has not adopted a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Target; and

              (e) neither Target nor Target Shareholders, have taken, or agreed to or commit to take, any action that would or is reasonably likely to result in any representation or warranty of Target contained herein inaccurate in any material respect at the Closing Date, or that would materially impair the ability of the parties to consummate the Closing in accordance with the terms hereof.

         3.8 Taxes. Target has filed all returns and reports which were required to be filed on or prior to the date hereof, and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of Target and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by Target such judgments were reasonable under the circumstances) and complete in all material respects. No extension for the filing of any such return or report is currently in effect. No tax return or tax return liability of Target has been audited or, presently under audit. All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid. Target has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of Target for past due Taxes. All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of Target, have been paid or shall be paid prior to the Closing and have been duly provided for in the Target Financial Statements.

         3.9 Contracts; No Defaults. Neither Target, nor, to any Target Shareholder's knowledge, any other person or entity is in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which Target is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by Target or, to the knowledge of Target, any other person or entity. Target has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

         3.10 Compliance with Law. Target is not conducting its business or affairs in material violation of any applicable UK or US federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. Target has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

         3.11 Litigation. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of Target, threatened, against or affecting the business of Target, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of Target, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof. here is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of Target. Target has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

         3.12 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Target and Target Shareholders directly with Acquirer and Acquirer Shareholders without the intervention of any person on behalf of Target or an Target Shareholder in such a manner as to give rise to any valid claim by any person against Acquirer, Target or any Target Shareholder for a finder's fee, brokerage commission or similar payment.

         3.13 Ownership of Target Shares. The assignments, endorsements, stock powers and other instruments of transfer delivered by the Target Shareholders to Acquirer at the Closing will be sufficient to transfer each Target Shareholder's entire interest, legal and beneficial, in the Target Shares. Each Target Shareholder has full power and authority to convey good and marketable title to all of the Target Shares owned by such Target Shareholder as set forth on
Schedule 1.1, and upon transfer to Acquirer of certificates evidencing the Target Shares, Acquirer will receive good and marketable title to such Target

Shares, free and clear of any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer, including restrictions imposed by any governmental entity, of any nature whatsoever ("Encumbrances").

         3.14 Purchase for Investment. Each Target Shareholder is acquiring the Warrants and, upon exercise of the Warrants, the Acquirer Shares for investment for such Target Shareholder's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Target Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Target Shareholder further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Warrants or the Acquirer Shares. Each Target Shareholder understands that the offer and sale of neither the Warrants or the Acquirer Shares have been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Acquirer's reliance on such exemption is predicated on such Target Shareholder's representations set forth herein.

         3.15 Investment Experience. Each Target Shareholder acknowledges that he can bear the economic risk of his investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Warrants and Acquirer Shares.

         3.16 Information. Each Target Shareholder has carefully reviewed such information as such Target Shareholder deemed necessary to evaluate an investment in Acquirer Shares. To the full satisfaction of each Target Shareholder, he has been furnished all materials that he has requested relating to Acquirer and the issuance of the Acquirer Shares hereunder, and each Target Shareholder has been afforded the opportunity to ask questions of representatives of Acquirer to obtain any information necessary to verify the accuracy of any representations or information made or given to Target Shareholders. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Acquirer set forth in this Agreement, on which each Target Shareholder has relied in making an exchange of Target Shares for the Warrants and Acquirer Shares.

         3.17 Restricted Securities. Each Target Shareholder understands that neither the Warrants or the Acquirer Shares may be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption there from, and that in the absence of an effective registration statement covering the Warrants and the Acquirer Shares or any available exemption from registration under the Securities Act, the Warrants and the Acquirer Shares must be held indefinitely. Each Target Shareholder is aware that the Warrants and the Acquirer Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about Acquirer.

                                   ARTICLE IV

                                 INDEMNIFICATION

         4.1 Survival of Covenants, Warranties and Representations. Each of the covenants, representations and warranties of Target Shareholders, Acquirer and Acquirer Shareholders in this Agreement or in any certificate, schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing Date and shall continue in force until the first anniversary of the Closing Date (the "Termination Date").

         4.2 Indemnification by Acquirer Shareholders. Subject to the limitations set forth in this Section 4.2, Acquirer Shareholders hereby agree to, jointly and severally, indemnify, defend and hold harmless Acquirer, Target, Target Shareholders and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control Acquirer or Target within the meaning of the Securities Act (individually a "Target Indemnified Person" and collectively the "Target Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, "Damages") arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Acquirer or any Acquirer Shareholder in this Agreement, Acquirer Disclosure Schedule or any exhibit or schedule to this Agreement. Target Indemnified Persons shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer. The aggregate indemnification obligations of Acquirer Shareholders hereunder shall not exceed $200,000; provided, however, that there shall be no limitation on liability of Acquirer Shareholders for (i) any breach of any representation, warranty or covenant if the Closing does not occur, or (ii) fraud, criminal activity or intentional breach of any covenant contained in this Agreement. No claim for Damages shall be made under this Section 4.2 unless the aggregate of Damages exceeds $10,000 for which claims are made hereunder by Target Indemnified Persons in which case Target Indemnified Person shall be entitled to seek compensation for all Damages without regard to the limitation set forth in this sentence (the "Target Indemnified Person Limitation").

         4.3 Indemnification by Target Shareholders. Subject to the limitations set forth in this Section 7.3, Target Shareholders hereby agree to, jointly and severally, indemnify, defend and hold harmless Acquirer, Target and Acquirer Shareholders and their respective officers, directors, agents, attorneys and employees, and each person who controls or may control Acquirer or Target (individually an "Acquirer Indemnified Person" and collectively, the "Acquirer Indemnified Persons") from and against any and all Damages which arising out of any misrepresentation or breach of or default in connection with the representations, warranties, covenants and agreements given or made by Target or Target Shareholders in this Agreement, Target Disclosure Schedule or any exhibit or schedule to this Agreement. Acquirer Indemnified Persons shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer. The aggregate indemnification obligations of Target Shareholders hereunder shall not exceed $200,000; provided, however, that there shall be no limitation on liability of Target Shareholders for (i) any breach of any representation, warranty or covenant if the Closing does not occur, or (ii) fraud, criminal activity or intentional breach of any covenant contained in this Agreement. No claim for Damages shall be made under this Section 4.3 unless the aggregate of Damages exceeds $10,000 for which claims are made hereunder by Acquirer Indemnified Persons in which case Acquirer Indemnified Persons shall be entitled to seek compensation for all Damages without regard to the limitation set forth in this sentence (the "Acquirer Indemnified Person Limitation").

         4.4 Claims. The provisions of this Section 4.4 shall be subject to
Section 4.5. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, the indemnified person ("Indemnified Person") shall promptly give notice to the indemnifying person ("Indemnified Person") of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within thirty
(30) days of receiving notice thereof, the Indemnified Person shall be entitled to recover, on the thirty-fifth (35th) day after such notice was given, from the Indemnifying Person the amount of such claim, and no later objection by the Indemnifying Person shall be permitted; if the Indemnifying Person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover, on the thirty-fifth (35th) day after such notice was given, from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person's claim for the difference.

         4.5 Notice of Third-Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense, (a) participate in the defense of any claim, suit, action or proceeding and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification for all Damages arising out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Damages, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, however, that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest or that the Indemnifying Person's counsel is inadequate to properly defend the Indemnified Person, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

         4.6 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any claim, suit, action or proceeding shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that no obligation, restriction or Damages shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent. The Indemnified Person will give the Indemnifying Person at least 30 days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, however, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Damages in connection therewith in excess of the amount of unindemnifiable Damages which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

         4.7 Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

                                   ARTICLE V

                             POST-CLOSING COVENANTS

         5.1 Blue Sky Laws. Acquirer shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions applicable to the issuance of Acquirer Common Stock in connection with the Exchange. Each Target Shareholder shall use his commercially reasonable efforts to assist Acquirer to comply with the securities and blue sky laws of all jurisdictions applicable to the issuance of Acquirer Common Stock in connection with the Exchange.

         5.2 Reorganization. Acquirer and Target shall each use its best efforts to cause the business combination to be effected by the Exchange to be qualified as a "reorganization" described in Section 368 of the Code.

         5.3 Expenses. Whether or not the Exchange is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

         5.4 Rescission. In the event that, after using all commercially reasonable efforts by Bailey and his affiliates to increase the authorized Acquirer Common Stock to permit the exercise of all of the Warrants in their entirety, Acquirer is unable to amend its charter to increase the authorized Acquirer Common Stock to permit the exercise of all of the Warrants in their entirety, Bailey shall have the right to cause the Warrants to be put to Acquirer and Acquirer to return the Target Shares to the Target Shareholders. The right to put the Warrants shall terminate on the earlier of (i) one year from the date of this Agreement and (ii) exercise of the Warrants.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

         6.2 No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         6.3 Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the Exchange in accordance with the terms of this Agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the Parties agree to execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement and cause the Warrants to become exercisable.

         6.4 Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to the party for whom intended, as follows, or to such other address as may be furnished by such party by notice in the manner provided herein:

                  If to either Target Shareholder:
                  c/o Bladon Studios Limited
                  52 High Street
                  Harrow-on-the-Hill
                  Middlesex HA1 3LL
                  England

                  with a copy to:
                  James G. Smith, Esq.
                  Raice Paykin & Krieg, LLP
                  185 Madison Avenue, 10th Floor
                  New York, NY 10016

                  If to Acquirer or either Acquirer Shareholder:
                  c/o New York Film Works, Inc.
                  928 Broadway
                  New York, NY 10010

                  With a copy to:
                  Gerald Cohen, Esq.
                  655 Third Avenue, 16th Floor
                  New York, NY 10017

         6.5 Entire Agreement. This Agreement, the Disclosure Schedules and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter.

         6.6 Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person.

         6.7 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

         6.8 Jurisdiction of Disputes. In the event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement or any matters described or contemplated herein, with respect to any of the matters described or contemplated herein or therein, the parties to this Agreement hereby (a) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or other legal action in a court of competent jurisdiction located within the City, County and State of New York, whether a state or federal court; (b) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to personal jurisdiction in such court; and (c) agree to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum.

         6.9 Time of Essence. Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         6.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

         6.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written content of the other parties.

         6.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [remainder of page intentionally left blank]

            IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.



                                        NEW YORK FILM WORKS, INC.



                                        By: /s/ MICHAEL V. COHEN
                                            --------------------
                                            Name: Michael V. Cohen
                                            Title: President



                                        TARGET SHAREHOLDERS:



                                        /s/ ROGER BAILEY
                                        -------------------------------------
                                        Roger Bailey



                                        /s/ MICHAEL ALLEN
                                        -------------------------------------
                                        Michael Allen



                                        ACQUIRER SHAREHOLDERS:



                                        /s/ MICHAEL COHEN
                                        -------------------------------------
                                        Michael Cohen



                                        /s/ STEPHEN COHEN
                                        -------------------------------------
                                        Stephen Cohen


The undersigned hereby agrees to be bound by Section 1.5:



                                        /s/ GERALD COHEN
                                        -------------------------------------
                                        Gerald Cohen

                                  SCHEDULE 1.1


------------------------------------------------- ----------------------------------- --------------------------------
Target Shareholder's Name and Address             Number of Target Shares             Number of Acquirer Shares
------------------------------------------------- ----------------------------------- --------------------------------
Roger Bailey                                      1,880,000                           884,454,546
------------------------------------------------- ----------------------------------- --------------------------------
Michael Allen                                     120,000                             56,454,545
------------------------------------------------- ----------------------------------- --------------------------------
TOTAL                                             2,000,000                           940,909,091
------------------------------------------------- ----------------------------------- --------------------------------

                          ACQUIRER DISCLOSURE SCHEDULE


Section 2.12

Interface  Asset  Management  ("IAM")  will  receive  certain   compensation  in
accordance with the agreement dated June 24, 2003.

                           TARGET DISCLOSURE SCHEDULE


Section 3.12

Interface  Asset  Management  ("IAM")  will  receive  certain   compensation  in
accordance with the agreement dated June 24, 2003.

                                   EXHIBIT "A"

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY) IN THE FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY STATING THAT THE PROPOSED SALE, PLEDGE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

For the Purchase of                                                       No. __
__ shares of Common Stock

                         DATE OF WARRANT: June 30, 2003

                           WARRANT FOR THE PURCHASE OF
                            SHARES OF COMMON STOCK OF
                            NEW YORK FILM WROKS, INC.
                            (A New York corporation)

         WHEREAS, ___ ("Holder"), with his principal place of business at ___, entered into a Share Exchange Agreement on even date herewith with, among others, New York Film Works, Inc., a New York corporation, (the "Company"), pursuant to which Holder transferred all of his right, title and interest in Bladon Studios Limited, a company incorporated under the laws of England and Wales; and

         WHEREAS, the Company, as of the date hereof, has insufficient number of authorized shares of its common stock, $0.001 par value per share ("Common Stock") to issue to Holder ___ shares of Common Stock; and

         WHEREAS, the Company and Holder desire to close the Share Exchange Agreement prior to amending the Company's charter to increase the authorized Common Stock of the Company.

         NOW THEREFORE, FOR VALUE RECEIVED, the Company hereby certifies that Holder, or his, her or its Permitted Transferees is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time during the period commencing on the date hereof and expiring on June 30, 2004, ___ shares of Common Stock, at a purchase price equal to $94.00 for all of the Shares (the "Warrant"). The number of shares of Common Stock purchasable upon exercise of this Warrant, and the purchase price for the Shares, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Exercise Price," respectively.

         1.       EXERCISE

                  (a) Procedure for Exercise. This Warrant may be exercised by the Holder by the surrender of this Warrant (with the Notice of Exercise form attached hereto duly executed by such Holder) at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment to the Company of the Exercise Price (i) in cash, (ii) by certified check, (iii) by wire transfer, or (iv) by a combination of (i), (ii) and (iii).

                  (b) Date of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant, together with the Notice of Exercise form attached hereto duly executed by such Holder or Permitted Transferee shall have been surrendered to the Company. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

                  (c) Issuance of Certificate. As soon as practicable after the exercise of the purchase right represented by this Warrant, and in any event within ten (10) business days thereafter, the Company at its expense will use its best efforts to cause to be issued in the name of, and delivered to, the Holder, or, subject to the terms and conditions hereof, to such other individual or entity as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct (i) a certificate or certificates for the number of full shares of Warrant Shares to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, an additional share as determined pursuant to Section 3 hereof, and (ii) in case such exercise is in part only, a new Warrant or Warrants (dated the date hereof) of like tenor, stating on the face or faces thereof the number of shares currently stated on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1(a) above. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Warrant Shares upon exercise of this Warrant.

         2.       ADJUSTMENTS.

                  (a) Split, Subdivision or Combination of Shares. If the outstanding shares of the Company's Common Stock at any time while this Warrant remains outstanding and unexpired shall be subdivided or split into a greater number of shares, or a dividend in Common Stock shall be paid in respect of Common Stock, the number of Warrant Shares purchasable upon the exercise of this Warrant in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or split or immediately after the record date of such dividend (as the case may be), shall be proportionately increased. If the outstanding shares of Common Stock shall be combined or reverse-split into a smaller number of shares, the number of Warrant Shares purchasable upon the exercise of this Warrant in effect immediately prior to such combination or reverse split shall, simultaneously with the effectiveness of such combination or reverse split, be proportionately decreased.

                  (b) Reclassification Reorganization, Consolidation or Merger. In the case of any reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in Section 2(a) above), or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock), or a transfer of all or substantially all of the assets of the Company, or the payment of a liquidating distribution then, as part of any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, lawful provision shall be made so that the Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof, the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, such Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder of this Warrant such that the provisions set forth in this Section 2 shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

                  (c) Merger, Consolidation, Share Exchange, Reorganization, Etc. If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, recapitalization, exchange of shares, or reorganization of the Company, sale or transfer of substantially all of the assets of the Company, or other similar event, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, then lawful provision shall be made by the Company so that the Holder exercising this Warrant shall receive, for the Exercise Price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, recapitalization, exchange of shares, reorganization, sale or other similar event.

                  (d) No Limitations on the Company. This Warrant shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets. Nothing herein shall be construed as creating any limitations upon the right and authority of the Board of Directors of the Company to adopt such incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board of Directors in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights.

                  (e) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this
Section 2 and in the taking of all such actions as may be necessary or appropriate in order to protect against impairment of the rights of the Holder of this Warrant to adjustments in the Exercise Price.

         3. FRACTIONAL SHARES. The Company shall not be required to issue fractions of shares of Common Stock upon exercise. If any fractions of a share would, but for this Section 3, be issuable upon any exercise, in lieu of such fractional share the Company shall round up to the nearest whole number.

         4. LIMITATION ON SALES. Each holder of this Warrant acknowledges that this Warrant and the Warrant Shares, as of the date of original issuance of this Warrant, have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise in the absence of (a) an effective Registration Statement under the Securities Act as to this Warrant or such Warrant Shares or (b) an opinion of counsel, reasonably acceptable to the Company, that such registration and qualification are not required. The Warrant Shares issued upon exercise thereof shall be imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY) IN THE FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY STATING THAT THE PROPOSED SALE, PLEDGE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS."

The Holder hereof and the Company agree to execute such other documents and instruments as the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

The Company covenants and agrees that (i) all Warrant Shares which may be issued upon exercise of the Warrant, upon issuance, shall be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof; and (ii) the Company will not close its books against the exercise of the Warrant or the transfer of the Common Stock issued or issuable upon exercise of the Warrant in any manner which would interfere with the timely exercise of the Warrant.

         5. Transfer of Warrant. This Warrant may not be transferred, in whole or in part, whether by operation of law or otherwise, to any person or business entity, without the prior written consent of the Company, and any assignment to the contrary shall be null and void and of no force and effect. Notwithstanding the foregoing, but subject to the provisions of Section 4, the Holder may transfer the Warrant or a portion thereof to one or more trusts established for the exclusive benefit of such Holder and/or one or more of the Holder's spouse, children, grandchildren, parents, siblings, nieces or nephews (collectively, "Permitted Transferees"), or at death to the Holder's estate, to any of the Holder's Permitted Transferees, or to one or more trusts all of the beneficiaries of which are one or more of the Holder's Permitted Transferees; provided, however, that any such transferee shall hold the transferred Warrant subject to the terms and conditions of this Agreement. Any transfer permitted by the immediately preceding sentence shall be made by presentation of the Warrant to the Company with written instructions for such transfer, including evidence that the transfer is permitted hereunder. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants as permitted under this Section.

         6. GENERAL RESTRICTIONS. The Company shall not be required to sell or issue any Warrant Shares under this Warrant if the sale or issuance of such Warrant Shares would constitute a violation by the individual exercising the Warrant or by the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any Warrant Shares subject to the Warrant upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Warrant Shares hereunder, the Warrant may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Warrant. Specifically, in connection with the Securities Act, unless a registration statement under the Securities Act is in effect with respect to the Warrant Shares covered by the Warrant, the Company shall not be required to sell or issue such Warrant Shares unless the Company has received evidence satisfactory to it that the holder of the Warrant may acquire such Warrant Shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Company shall be final, binding, and conclusive. Except as provided herein, the Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Warrant or the issuance of Warrant Shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Warrant shall not be exercisable unless and until the Warrant Shares covered by the Warrant are registered or are subject to an available exemption from registration, the exercise of the Warrant (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption. The Warrant shall not be exercisable unless the Holder shall have received all required regulatory approvals with respect to ownership of the Warrant Shares to be issued upon such exercise.

         7. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

         8. TRANSFERS. The Company will maintain a register containing the names and addresses of the Holders of this Warrant. Any Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         9. PAYMENT OF TAXES. The Holder agrees to promptly pay in cash to the Company, upon demand, any taxes that Company (or any affiliate of the Company) may be required to withhold or collect in connection with any exercise of the Warrant.

         10. CERTAIN NOTICES

                  (a) Notice of Adjustment. Upon any adjustment of the Exercise Price, the Company shall forthwith give written notice thereto to the Holder of this Warrant describing the event requiring the adjustment, stating the adjusted Warrant Shares and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (b) Notices of Record Date. In case: (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right, or (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the notice shall not affect the legality or validity of any such action.

         (c) Form and Delivery Requirements. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Warrant ("Notices") shall be in writing and shall be provided or given in one of the following ways: (i) personal delivery, or (ii) overnight courier service which provides a receipt acknowledging delivery. All such Notices shall be deemed to have been so provided or given as follows: (a) provided or given by personal delivery--upon actual delivery to or refusal to accept delivery by party of the Notice, or (b) provided or given by overnight courier service which provides a receipt acknowledging delivery--upon actual delivery to or refusal to accept delivery by party of the Notice during normal business hours. Notices to a party shall be addressed to such party at its following address and facsimile number, or at such other address and facsimile number, and to the attention of such other officers or individuals as it may from time to time designate to the other parties in writing:

                  (i) If to the Company:

                  New York Film Works, Inc.
                  Attn: Secretary
                  928 Broadway
                  New York, NY 10010


                  (ii) If to Holder, the address of the Holder as maintained on the books and records of the Company,

or to such other address as may be designated by a party in a notice to the other. Each notice, demand, request or communication that shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile) the facsimile confirmation report being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         11. NO RIGHTS AS SHAREHOLDER. Until the exercise of this Warrant, the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company. Holder will have and may exercise rights as a shareholder on all stock of the Company held by Holder.

         12. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

         13.  AMENDMENTS.  The terms and  provisions  of this Warrant may not be
modified  or  amended,   or  any  provisions   hereof  waived,   temporarily  or
permanently, except by written consent of the Company and the Holder hereof.

         14. BINDING EFFECT. Subject to all restrictions provided for in this Warrant and by applicable law relating to assignment and transfer of this
Warrant, this Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns.

         15. ENTIRE AGREEMENT. This Warrant constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Neither this Warrant nor any term hereof may be amended, waived, discharged, or terminated except by a written instrument signed by the Company and the Holder; provided, however, that the Company or the Holder unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the other party hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

         16. COUNTERPARTS. To facilitate execution, this Warrant may be executed in counterparts. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single contract. It shall not be necessary in making proof of this Warrant to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto. Without limiting the generality of the foregoing, the exchange by the parties hereto of counterparts by facsimile transmission shall be sufficient by create a binding and enforceable agreement.

         17 GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York (excluding the choice of law rules thereof).

         18. JURISDICTION AND VENUE. Any legal suit, action or proceeding arising out of or relating to this Warrant shall be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York. Each party hereto waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding and irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each party hereto further agrees to accept and acknowledge service or any and all process which may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any suit, action or proceeding.


         IN WITNESS WHEREOF, each of the parties hereto has executed this Warrant or caused this Warrant to be duly executed on its behalf as of the date first above written.

ISSUER:

NEW YORK FILM WORKS, INC.


By:
    --------------------------------------------------

Title:
       -----------------------------------------------


HOLDER:




----------------------------------------------------

                               NOTICE OF EXERCISE

TO:      New York Film Works, Inc.

         1. The undersigned hereby elects to purchase ________ shares of the Common Stock of New York Film Works, Inc., pursuant to terms of the attached Warrant, and tenders herewith payment of the Exercise Price of such shares in full, together with all applicable transfer taxes, if any.

         2. Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below:

         3. The undersigned represents that he/she/it will only sell the shares of Common Stock pursuant to an effective Registration Statement under the Securities Act of 1933, as amended, or an exemption from registration thereunder.


-----------------------------------------
(Name)

-----------------------------------------
(Address)

-----------------------------------------


-----------------------------------------
(Telephone Number)

-----------------------------------------
(Facsimile Number)

-----------------------------------------
(E-mail Address)

-----------------------------------------
(Taxpayer Identification Number)

By: ______________________________________

Title: _____________________________________

Date: _____________________________________

                                   EXHIBIT "B"

                                IRREVOCABLE PROXY


         In accordance with the Share Exchange Agreement (the "Exchange Agreement") by and among, New York Film Works, a New York corporation, Michael
V. Cohen, Stephen M. Cohen, Roger Bailey and Michael Allen dated June 30, 2003, the undersigned agrees as follows:

1.       Grant of Irrevocable Proxy.

(a) The undersigned stockholder (the "Stockholder") with respect to all of the shares (the "Shares") of common stock, par value $0.001 per share (the "Common Stock") owned by the Stockholder in New York Film Works, Inc., a New York corporation, (the "Company") hereby grants to Roger Bailey (the "Holder") an irrevocable proxy under Section 609(f) of the New York Business Corporation Law to vote the Shares until the earlier of (i) the Warrant (as such term is defined in the Exchange Agreement) granted to the Holder has been exercised or (ii) the Warrant has expired by its terms, in any manner that the Holder may determine in his sole and absolute discretion to be in the Holder's own best interest, all of the Shares with respect to which the Stockholder has voting power at the date hereof at any meeting of stockholders of the Company or action by written consent with respect to any matter or the transactions contemplated thereby. It is expressly understood and agreed that the foregoing irrevocable proxy is hereby granted to the Holder by the Stockholder pursuant to the voting agreement provisions contained in the Exchange Agreement and is coupled with an interest.

(b) Because of this interest in the Shares, the Holder shall have no duty, liability and obligation whatsoever to the Stockholder arising out of the exercise by the Holder of the foregoing irrevocable proxy. The Stockholder expressly acknowledges and agrees that (i) the Stockholder will not impede the exercise of the Holder's rights under the irrevocable proxy and (ii) the Stockholder waives and relinquishes any claim, right or action the Stockholder might have, as a stockholder of the Company or otherwise, against the Holder or any of his affiliates in connection with any exercise of the irrevocable proxy granted hereunder.

(c) The Stockholder has the right to notice of or to any and all special and general meetings of stockholders during the term of this Irrevocable Proxy and further severally agrees that if any notice is given by the Company to the Stockholder, such notice will be deemed to have been validly given to the Stockholder for all purposes.

2. Restrictions on Sale or other Disposition of Shares by the Stockholder. The Stockholder hereby agrees that from and after the date hereof and during the term of this Irrevocable Proxy, the Stockholder will not, directly or indirectly, without the prior written consent of the Holder, sell, assign, hypothecate, transfer, pledge, give, place in trust or dispose of (including, without limitation, by granting of proxies, or relinquishment of voting rights, with respect to) any of the Shares owned by the Stockholder, except for the grant of the irrevocable proxy as provided for herein and except for non-volitional transfers by operation of law. The Stockholder agrees to permit an appropriate legend on certificates evidencing the Shares and stop transfer instructions to the transfer agent reflecting the grant of the irrevocable proxy and restrictions contained in the foregoing Section 1 and this Section 2.

3. Representations and Warranties. The Stockholder represents and warrants to the Holder as follows:

(a) The Stockholder has the all necessary rights, power and authority to execute, deliver and perform his obligations under this Irrevocable Proxy. This Irrevocable Proxy has been duly executed and delivered by the Stockholder and constitutes his legal and valid obligation enforceable against the Stockholder in accordance with its terms.

(b) The Stockholder is the record owner of the Shares listed under his name on Appendix A and the Stockholder has plenary voting and dispositive power with respect to such Shares; the Stockholder owns no other shares of the capital stock of the Company; there are no proxies, voting trusts or other agreements or understandings to which such Stockholder is a party or bound by and which expressly require that any of the Shares be voted in any specific manner other than this Irrevocable Proxy; and such Stockholder has not entered into any agreement or arrangement inconsistent with this Irrevocable Proxy.

4. Equitable Remedies. The Stockholder acknowledges that irreparable damage would result if this Irrevocable Proxy is not specifically enforced and that, therefore, the rights and obligations of the Holder may be enforced by a decree of specific performance issued by a court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, not be exclusive and shall be in addition to any other remedies which the Holder may otherwise have available.



------------------------------

                                   APPENDIX A


---------------------------------------- ----------------------------------
       Certificate Number                        Number of Shares
---------------------------------------- ----------------------------------

---------------------------------------- ----------------------------------